Exhibit 24.1

                        AMERICAN HOME MORTGAGE ASSETS LLC

                                POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Thomas McDonagh, Alan Horn, Michael Strauss and Stephen Hozie as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as manager and/or officer of American Home Mortgage Assets LLC), to sign any Registration Statement on Form S-3 and any or all amendments thereto (including post-effective amendments) of American Home Mortgage Assets LLC under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                                    TITLE                                 DATE

/s/ Thomas McDonagh                          Manager and Executive Vice President  June 10, 2005
----------------------------------------
Thomas McDonagh


 /s/ Alan Horn                               Manager and  Secretary and Executive  June 10, 2005
----------------------------------------     Vice President
Alan Horn